UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

LIFELOGGER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-186415	45-5523835
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

(561) 515-6928

Registrant’s telephone number, including area code

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On November 16, 2015, Lifelogger Technologies Corp., a Nevada corporation (the “Company”, “we”, “us”, “our”) filed a Current Report on Form 8-K (the “Form 8-K”) related to an Asset Purchase Agreement (the “Asset Purchase Agreement”) we entered into with Pixorial, Inc. (“Pixorial”) This Amendment No. 1 to the Form 8-K is filed to disclose the Amended and Restated Asset Purchase Agreement as described below which amends and restates the Asset Purchase Agreement.

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Pixorial Assets

On June 20, 2016, we entered into an Amended and Restated Asset Purchase Agreement (the “Amended Agreement”) with Pixorial, Inc. (the “Seller”), pursuant to which the Company amended and restated the Asset Purchase Agreement it entered into with Pixorial and Andres Espiniera dated November 10, 2015. Pursuant to the terms of the Amended Agreement, we agreed to purchase, and Pixorial agreed to sell certain assets of Pixorial comprised of the trademark “What’s Your Story” and its customer list (the “Pixorial Asset Acquisition”).

Under the terms of the Amended Agreement, the Company agreed to issue 2,600,200 shares of its unregistered common stock to the existing shareholders and certain creditors of Pixorial. In addition, we agreed to amend the exercise price of Mr. Espineira’s November 10, 2015 stock option award to acquire 6,000,000 shares of our common stock to $.10 per share. The shares of our common stock to be issued to Pixorial’s shareholders and creditors will also be subject to a lock-up agreement whereby one-third the number received by each may be sold beginning as of each of the first three anniversaries of the closing of the Pixorial Asset Acquisition.

Consummation of the Pixorial Asset Acquisition, which shall occur no later than July 15, 2016, is subject to certain conditions, including: (i) consent to the Asset Purchase Transaction by both the shareholders of Pixorial and the principals of Siena Pier Ventures 2007 Fund, LLP and Siena Pier Ventures, LLC (the “Secured Creditors”), holders of certain indebtedness of the Company in the aggregate principal sum of $2,025,000 (the “Siena Debt”), shall have been delivered; (ii) the Secured Creditors shall have agreed to cancel a portion of the Siena Debt for 2,437,800 of the total 2,600,200 shares of the Company’s common stock to be tendered as consideration, (iii) such Secured Creditors’ shares also being subject to a lock-up agreement whereby only one-third of the shares may be sold beginning on each of the first three anniversaries of the closing of the Pixorial Asset Acquisition; and (iv) the parties shall have reaffirmed to one another as of closing their customary representations and warranties made as of the execution date under the Amended Agreement.

The foregoing description of the terms of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Amended and Restated Asset Purchase Agreement dated as of June 20, 2016 between Lifelogger Technologies Corp., Pixorial, Inc. and Andres Espiniera.

10.2	Stock Option Agreement dated as of November 10, 2015 between Lifelogger Technologies Corp. and Andres Espineira (incorporated by reference to Exhibit 10.3 to the Company’s Form 8-K filed with the SEC on November 16, 2015).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOGGER TECHNOLOGIES CORP.

Date: June 21, 2016	By:	/s/ Stewart Garner
Stewart Garner
Chief Executive Officer